                               POWER OF ATTORNEY

        Know all by these presents that Christopher A. Pesch, does hereby make, constitute and appoint Christopher L. Pizzo as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (in the undersigned's individual capacity), to execute and deliver such forms that the undersigned may be required to file with the U.S. Securities and Exchange
Commission as a result of the undersigned's ownership of or transactions in securities of Patriot National, Inc. (i) pursuant to Section 16(a) of the
Securities Exchange Act of 1934, as amended, including without limitation, statements on Form 3, Form 4 and Form 5 (including any amendments thereto) and
(ii) in connection with any applications for EDGAR access codes, including without limitation the Form ID. The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to his ownership of or transactions in securities of Patriot
National, Inc., unless earlier revoked in writing. The undersigned acknowledges that Christopher L. Pizzo is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of
1934.

                                        By: /s/ Christopher A. Pesch
                                            -----------------------------------
                                            Christopher A. Pesch

                                        Date: January 7, 2015
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